                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             BOARDWALK CASINO, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ANDREW N. BERNSTEIN, ESQ.
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:

          -------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          -------------------------------------------------------------------

     5)   Total fee paid:

          -------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          -----------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          -----------------------------------------------

     3)   Filing Party:

          -----------------------------------------------

     4)   Date Filed:

          -----------------------------------------------

                             BOARDWALK CASINO, INC.
                         3750 LAS VEGAS BOULEVARD SOUTH
                             LAS VEGAS, NEVADA 89109
                            TELEPHONE: (702) 735-2400

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD WEDNESDAY, SEPTEMBER 24, 1997

To the Shareholders:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders (the "Meeting) of Boardwalk Casino, Inc. (the "Company") will be held at the Holiday Inn Casino Boardwalk, 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109, on Wednesday, September 24, 1997, at 11:00 a.m., local time, for the following purposes:

     1. To elect five directors to hold office for the term specified in the Proxy Statement or until their successors are elected and qualified;

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the year ending September 30, 1997 (the "Appointment of Independent Accountants Proposal"); and

     3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on August 18, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or adjournments thereof.

     A Proxy Statement which describes the foregoing proposals and a form of Proxy accompany this Notice.

                                        By Order of the Board of Directors

                                        Louis J. Sposato
                                        Secretary
Dated: August 25, 1997

                                    IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE. ANY SHAREHOLDER GRANTING A PROXY MAY REVOKE THE SAME AT ANY TIME PRIOR TO ITS EXERCISE. ALSO, WHETHER OR NOT YOU GRANT A PROXY, YOU MAY VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             BOARDWALK CASINO, INC.
                         3750 LAS VEGAS BOULEVARD SOUTH
                             LAS VEGAS, NEVADA 89109

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD WEDNESDAY, SEPTEMBER 24, 1997

                              SOLICITATION OF PROXY

     The accompanying proxy is solicited on behalf of the Board of Directors of Boardwalk Casino, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Holiday Inn Casino Boardwalk, 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109, on Wednesday, September 24, 1997, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services.
The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material at the rates suggested by the New York Stock Exchange. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about August 25, 1997.

     Execution and return of the enclosed proxy will not affect a shareholder's right to attend the Meeting and to vote in person. Any shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the Meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later proxy or by voting the shares in person at the Meeting. A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by the person named in the proxy "FOR" the election as directors of those nominees named in the Proxy Statement, "FOR" the proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company, and in accordance with his best judgment on all other matters that may properly come before the Meeting.

     The enclosed form of proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy. If you wish to grant authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD." If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the proxy in the space provided.

                               PURPOSE OF MEETING

     As stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Meeting are as follows:

     1. To elect five directors to hold office for the term specified herein or until their successors are elected and qualified;

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the year ending September 30, 1997 (the "Appointment of Independent Accountants Proposal"); and

     3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

                                VOTING AT MEETING

     The voting securities of the Company consist solely of common stock, $.001 par value per share (the "Common Stock").

     The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on August 18, 1997, at which time the Company had outstanding and entitled to vote at the Meeting 7,179,429 shares of Common Stock. Shareholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date. Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

     The election of directors and ratification of the Appointment of Independent Accountants Proposal each will require the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy at the Meeting and entitled to vote thereon, except that, in the election of directors, the five nominees receiving the greatest number of votes shall be deemed elected even though receiving the affirmative vote of less than a majority of the outstanding shares entitled to vote at the Meeting. Cumulative voting for directors is not authorized and proxies cannot be voted for more than five nominees.

                                 STOCK OWNERSHIP

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of January 27, 1997, by (i) all persons known by the Company to be the owner, of record or beneficially, of more than five percent of the outstanding Common Stock, (ii) each executive officer and director of the Company and (iii) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of January 27, 1997 are deemed outstanding for computing the percentage of the person holding such securities but are not outstanding for computing the percentage of any other person.

     As far as is known to management of the Company, no person owned beneficially more than five percent of the outstanding shares of Common Stock as of January 27, 1997 except as set forth below.

                                   SHARES BENEFICIALLY
     NAME                                 OWNED              PERCENT OF SHARES
     ----                          -------------------       -----------------
Norbert W. Jansen and Avis Jansen,      2,750,000                    38.3
  Trustees u/a/d 07/14/93 (1)

Avis P. Jansen (1)                      2,892,500 (2)                39.5

Forrest J. Woodward (8)                    42,500 (3)                   *

Louis J. Sposato (8)                       67,500 (4)                   *

James Scibelli (8)                        420,000 (5)                 5.6

Keven J. Picardo (8)                       12,000 (6)                   *

Jeffrey P. Jacobs (9)                   1,071,429                    14.9

Franklin Custodian Funds, Inc. -        1,281,869 (7)                15.1
  Income Series (8)

Diversified Opportunities Group
  Ltd. (9)                              1,071,429                    14.9

All Executive Officers and Directors
as a group (6 persons)                  4,505,929                    57.8

-----------------

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) The business address of Norbert W. Jansen and Avis Jansen, Trustees u/a/d 07/14/93 ("The Jansen Trust") and Avis P. Jansen is 3750 Las Vegas Boulevard South, Las Vegas Nevada 89109. Such shares are held of record and beneficially by The Jansen Trust but may be deemed to also be beneficially owned by Mrs. Jansen (within the meaning of Rule 13d-3 under the

      Securities Exchange Act of 1934, as amended) since, as trustee of The Jansen Trust, Mrs. Jansen has the power to direct the voting and disposition of such shares.

(2) Includes options currently exercisable to acquire 127,500 shares of Common Stock owned by the estate of Norbert W. Jansen and options currently exercisable to acquire 15,000 shares of Common Stock owned by Avis P. Jansen.

(3) Includes options currently exercisable to acquire 32,500 shares of Common Stock.

(4) Includes options currently exercisable to acquire 67,500 shares of Common Stock.

(5) Includes options currently exercisable to acquire 15,000 shares of Common Stock and 355,000 redeemable common stock purchase warrants sold by the Company in its initial public offering dated February 11, 1994 (the "Warrants"). Each Warrant entitles the holder thereof to purchase one share of Common Stock at $5.00 per share at any time until February 11, 1998, subject to earlier redemption under certain circumstances.

(6) Includes options currently exercisable to acquire 10,000 shares of Common Stock.

(7) Represents warrants currently exercisable to acquire 1,281,869 shares of Common Stock.

(8) The business address of Messrs. Woodward, Sposato, Scibelli and Picardo is 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109. The business address of Franklin Custodian Funds, Inc. - Income Series is 777 Mariners Island Blvd., San Mateo, California 94404.

(9) The business address of Jeffrey P. Jacobs and Diversified Opportunities Group Ltd. ("Diversified") is c/o Jacobs Entertainment Ltd., 425 Lakeside Avenue, Cleveland, Ohio 44114. Such shares are held of record and beneficially by Diversified but may be deemed to also be beneficially owned by Mr. Jacobs (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) since Mr. Jacobs has the power to direct the voting and disposition of such shares.

                               BOARD OF DIRECTORS

      The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. The Board meets regularly throughout the year, including the annual organization meeting following the Annual Meeting of Shareholders, to review significant developments affecting the Company and to act upon matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the last fiscal year, the Board met six times.

      The Board of Directors has established Audit, Compensation and Stock Option Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these committees, their current members, and the number of meetings held during fiscal year 1996 are described below.

      The Compensation Committee consists of Avis P. Jansen and James Scibelli. Its functions are to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefits or changes thereto. The Compensation Committee also administers the Company's 1994 Stock Compensation Plan for the benefit of certain officers, directors, employees and advisors of the Company. The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, and the time or times at which the option shall be granted pursuant to the plan. The Compensation Committee met two times during the fiscal year ended September 30, 1996.

      The Audit Committee consists of Messrs. Scibelli, Picardo and Sposato. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to financial reporting. The Audit Committee did not meet during the fiscal year ended September 30, 1996.

      The Stock Option Committee currently consists of the full Board of Directors. The function of the Stock Option Committee is to manage and administer the Company's Outside Directors Stock Option Plan. The Stock Option Committee did not meet during the fiscal year ended September 30, 1996.

      The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole.

      During the fiscal year ended September 30, 1996, no director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

      Each non-employee director is compensated separately for service on the Board and may be reimbursed for expenses to attend Board meetings. In addition, non-employee directors participate in the Outside Directors Stock Option Plan. See "Executive Compensation - Directors' Compensation."

                              ELECTION OF DIRECTORS

      At the Meeting, five directors are to be elected. Each director will be elected for a one-year term or until his successor is elected and qualified.

      Shares represented by properly executed proxies will be voted, in the absence of contrary indication therein or revocation thereof by the shareholder granting such proxy, in favor of the election of the persons named below as directors, to hold office for the term stated in the preceding paragraph. The person named as proxy in the enclosed proxy has been designated by management and intends to vote for the election to the Board of Directors of the persons named below, each of whom is now a director of the Company. If any such nominee is unable to serve as a director, the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee that management may designate. Management knows of no reason why any nominee would be unable to serve. The information presented herein with respect to the nominees was obtained in part from the respective persons, and in part from the records of the Company.

NOMINEES FOR ELECTION AS DIRECTORS

NAME                       AGE             POSITION
----                       ---             --------
Avis P. Jansen              69             Chairman of the Board of Directors
                                           and Vice President

Louis J. Sposato            46             Chief Financial Officer, Secretary,
                                           Treasurer and Director

James Scibelli              47             Director

Keven J. Picardo            41             Director

Jeffrey P. Jacobs           43             Director

     AVIS P. JANSEN serves as the Chairman of the Board of Directors and the Vice President of the Company. Since 1971, she has served as the president, secretary and treasurer of Holiday Gifts, Inc., the former operator of the Company's casino.

     LOUIS J. SPOSATO serves as the Chief Financial Officer, Secretary, Treasurer and a director of the Company. He received his Bachelor of Science degree in accounting from Fordham University in 1972. From 1983 to 1988, Mr. Sposato served as comptroller of Union Plaza Hotel & Casino, Las Vegas, Nevada, where he directed the hotel and casino's administrative functions and compliance requirements, including Nevada Gaming Commission Regulation 6 (internal control procedures for all licensees) and Regulation 6A (casino currency transaction recordkeeping and reporting requirements). From 1988 to 1989, Mr. Sposato served as assistant controller for Electronic Data Technologies, Las Vegas, Nevada, with responsibility for implementing their slot machine route accounting system. From 1989 to 1990, he served as assistant controller of Alexis Park Resort Hotel, Las Vegas, Nevada, with responsibility for all accounting functions.

     JAMES SCIBELLI serves as a director of the Company. Since March 1986, Mr. Scibelli has served as president of Roberts & Green, Inc., a New York investment banking firm offering a variety of investment services. Since August 1991, he has also been an officer and director of SG Capital Corp., a financial consulting company. Mr. Scibelli serves as a director and a member of the compensation committee of Acclaim Entertainment, Inc. and a director of B.U.M. International, Inc. Mr. Scibelli devotes such time as is necessary to the affairs of the Company.

     KEVEN J. PICARDO serves as a director of the Company. From 1990 to 1994, he served as an associate vice president of Kemper Securities, Inc. From 1994 until October 1995, Mr. Picardo served as senior vice president of USA Capital Management Group, Inc., Las Vegas, Nevada. From October 1995 to January 1997, he served as senior financial consultant with Signal USA Securities, Inc., Las

Vegas, Nevada. From January 1997 to June 1997, Mr. Picardo served as senior investment executive with RAF Financial Corporation, Las Vegas, Nevada. Since June 1997, he serves as president of Wall Street Financial Services, Inc., Las Vegas, Nevada. Mr. Picardo devotes such time as is necessary to the affairs of the Company.

     JEFFREY P. JACOBS serves as a director of the Company. Beginning in 1984, Mr. Jacobs developed the riverfront entertainment district, known as the "Flats", in Cleveland, Ohio. He also has developed, owns and manages several apartment complexes in Cleveland and throughout Ohio. In 1996, Mr. Jacobs became the Chief Executive Officer and Co-Chairman of the Board of Directors of BlackHawk Gaming & Development Co., a publicly traded gaming company headquartered in Boulder, Colorado that is co-owner and manager of the Gilpin Hotel & Casino in BlackHawk, Colorado. In 1996, Mr. Jacobs became the Chief Executive Officer and Chairman of the Board of Directors of Colonial Downs, Inc., which presently owns and operates off-track betting parlors in the State of Virginia and is constructing the first horse racing track in the state. Mr. Jacobs received his Bachelor of Business Administration degree from the University of Kentucky in 1975, his Masters of Business Administration from Ohio State University in 1977 and his Masters of Urban Planning from Cleveland State University in 1979. He served as a member of the Ohio House of Representatives from 1984 through 1986. Mr. Jacobs devotes such time as is necessary to the affairs of the Company.

     None of the nominees has any family relationship with each other or any officer or director of the Company. None of the nominees is being proposed for election pursuant to any arrangement or understanding between such nominee and any other person except only the directors and executive officers of the Company acting solely as such.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representation from the reporting person (as hereinafter defined) that no Form 5 is required, the Company is not aware of any person who, at any time during the fiscal year, was a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act ("reporting person"), that failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

     THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS THAT THEY VOTE "FOR" THE ELECTION OF SUCH NOMINEES.

                             EXECUTIVE COMPENSATION

     The following table, and the accompanying explanatory footnotes, includes annual and long-term compensation information on (i) the Company's Chief Executive Officer for services rendered in all capacities during the fiscal years ended September 30, 1996, 1995 and 1994 and (ii) each executive officer who received total annual salary and bonus for the fiscal year ended September 30, 1996 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                       ANNUAL COMPENSATION                   COMPENSATION
-----------------------------------------------------------------------------------------
   NAME AND
  PRINCIPAL                 FISCAL                            OTHER ANNUAL     OPTIONS
   POSITION                  YEAR      SALARY      BONUS      COMPENSATION     GRANTED
-----------------------------------------------------------------------------------------
Norbert W. Jansen, Chief     1996      $238,000      0              0             0
Executive Officer            1995       225,000      0              0          170,000
                             1994       200,000    20,000           0          170,000
-----------------------------------------------------------------------------------------
Forrest J. Woodward, Chief
Operating Officer            1996       180,000      0              0             0
                             1995        21,000      0              0          130,000
-----------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

     Effective as of January 1, 1995, the Company entered into a three-year employment agreement with Louis J. Sposato as Chief Financial Officer, Secretary and Treasurer of the Company which currently provides for an annual base salary of $95,000. On May 15, 1995, the Company entered into a five-year employment agreement with Forrest J. Woodward, II as President and Chief Operating Officer of the Company which currently provides for an annual base salary of $180,000.

DIRECTORS' COMPENSATION

     Each non-employee director of the Company receives $1,000 for each meeting of the Board of Directors attended. In addition, pursuant to the Outside Directors Stock Option Plan, Avis P. Jansen, James Scibelli and Keven J. Picardo have each been granted options to purchase shares of Common Stock (subject to certain vesting requirements). See "- The Outside Directors Stock Option Plan."

THE 1994 STOCK COMPENSATION PLAN

     The Company and its shareholders have adopted and approved the 1994 Stock Compensation Plan, as amended (the "1994 Plan"). Options granted pursuant to the 1994 Plan constitute either incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which constitute nonqualified options at the time of issuance of such options. The 1994 Plan provides that incentive stock options and/or nonqualified stock options may be granted to certain officers, directors (other than Outside Directors), employees and advisors of the Company or its subsidiaries, if any, selected by the Compensation Committee. A total of 2,000,000 shares of Common Stock are authorized and reserved for issuance under the 1994 Plan, subject to adjustment to reflect changes in the Company's capitalization in the case of a stock split, stock dividend or similar event. The 1994 Plan is administered by the Compensation Committee which has the sole authority to interpret the 1994 Plan and make all determinations necessary or advisable for administering the 1994 Plan. The exercise price for any incentive option must be at least equal to the fair market value of the shares covered thereby as of the date of grant of such option. Upon the exercise of the option, the exercise price thereof must be paid in full either in cash, shares of Common Stock of the Company or a combination thereof. If and to the extent that any option to purchase reserved shares shall not be exercised by an optionee for any reason or if such option to purchase shall terminate as provided by the 1994 Plan, such shares which have not been so purchased thereunder shall again become available for the purposes of the 1994 Plan unless the 1994 Plan shall have been terminated.

     During the fiscal year ended September 30, 1994, the Company had granted an aggregate of 295,000 options, including the following options to its executive officers and Keven J. Picardo (subsequently appointed to the Board of Directors): Norbert W. Jansen - incentive options to purchase 59,256 shares at $7.43 per share until April 26, 1999 and nonqualified options to purchase 110,744 shares at $6.75 per share until April 26, 2004; Louis J. Sposato - incentive options to purchase 90,000 shares at $6.75 per share until April 26, 2004; and Keven J. Picardo - nonqualified options to purchase 10,000 shares at $6.75 per share until April 26, 2004. Each of the foregoing options was granted at an exercise price equal to the fair market value of the Common Stock as of the date of grant (110% with respect to the 59,256 incentive options granted to Norbert W. Jansen). Further, the options vest and may be exercised in 25% cumulative increments annually from the date of grant on April 26, 1994, subject to earlier termination or extension.

     During the fiscal year ended September 30, 1995, the Company granted an aggregate of 455,000 additional options, including the following options to its executive officers: Norbert W. Jansen - incentive options to purchase 64,000 shares at $6.88 per share until April 26, 2000 and nonqualified options to purchase 106,000 shares at $6.25 per share until April 26, 2005; Forrest J. Woodward, II - incentive options to purchase 130,000 shares at $6.00 per share until May 15, 2005; and Louis J. Sposato - incentive options to purchase 90,000 shares at $6.25 per share until April 26, 2005. Each of the foregoing options was granted at an exercise price equal to the fair market value of the Common Stock as of the date of grant (110% with respect to the 64,000 incentive options granted to Norbert W. Jansen). Further, the options vest and may be exercised in 25% cumulative increments annually from the date of grant subject to earlier termination or extension.

     During the fiscal year ended September 30, 1996, the Company did not grant any options under the 1994 Plan.

THE OUTSIDE DIRECTORS STOCK OPTION PLAN

     The Company and its shareholders have adopted and approved the Outside Directors Stock Option Plan, as amended (the "Plan"). The Plan was adopted in order to enhance the Company's ability to secure and retain highly qualified and experienced individuals who are not regularly salaried employees of the Company to serve as directors of the Company. The Plan provides generally that: (i) the purchase price of the Common Stock under each option granted shall not be less than the fair market value of the Common Stock on the date of grant; (ii) no director may be granted during any calendar year options to purchase more than 20,000 shares of Common Stock; (iii) no option may be granted for a period of greater than ten years from the date of grant; and
(iv) a maximum of 400,000 shares of Common Stock have been authorized and reserved for issuance under the Plan.

     During the fiscal year ended September 30, 1994, the Company had granted to each of Avis P. Jansen and James Scibelli nonqualified options to purchase 20,000 shares at $6.75 per share until April

26, 2004. During the fiscal year ended September 30, 1995, the Company had granted to each of Avis P. Jansen, James Scibelli and Keven J. Picardo nonqualified options to purchase 20,000 shares at $6.25 per share until April 26, 2005. Each of the foregoing options was granted at an exercise price equal to the fair market value of the Common Stock as of the date of grant. Further, the options vest in 25% increments annually from the date of grant, subject to earlier termination or extension. During the fiscal year ended September 30, 1996, the Company did not grant any options under the Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective October 1, 1993, the Company entered into a subscription agreement (the "VC Subscription Agreement") with all of the partners of VC, Ltd., Limited Partnership, an affiliated Nevada limited partnership ("VC"). The sole general partner of VC was Holiday Gifts, Inc., a Nevada corporation ("HGI") whose sole shareholders at that time were Norbert W. Jansen and Avis
P. Jansen, founders, directors, executive officers and the principal shareholders of the Company. VC owned certain real property upon which VC owned and operated the Boardwalk Hotel. Pursuant and subject to the terms and conditions of the VC Subscription Agreement, the Company acquired all of the VC partners' interests in and to VC, including the real property and the Boardwalk Hotel (the "Hotel Assets"), by the issuance to the VC partners of an aggregate of 1,485,714 unregistered shares of Common Stock. Of these 1,485,714 shares, HGI received 757,714 shares as general partner of VC and 16,000 shares as a limited partner.

     As a result of the foregoing transaction, the Company acquired all of the liabilities of VC, including the obligations of VC to Bank of America Nevada f/k/a Valley Bank of Nevada pursuant to certain promissory notes of VC dated April 25, 1985 in the original principal amount of $4,000,000 and dated December 1, 1987 in the original principal amount of $1,000,000 (collectively, the "Bank Loans").

     Effective October 1, 1993, the Company entered into a purchase and sale agreement (the "Jansen Acquisition Agreement") with Norbert W. Jansen ("Jansen"), the then president, principal shareholder and a director of the Company. Jansen owned certain real property upon which HGI operated the Boardwalk Casino. Pursuant and subject to the terms and conditions of the Jansen Acquisition Agreement, the Company acquired all of Jansen's interests in and to the real property and the Boardwalk Casino (the "Casino Assets") by the issuance to Jansen of 1,605,250 unregistered shares of Common Stock. As a result of this transaction and as part of the consideration paid by the Company, the Casino Assets continued to secure the obligations of VC to Bank of America Nevada f/k/a Valley Bank of Nevada in connection with the Bank Loans.

     Effective October 1, 1993, the Company entered into a purchase and sale agreement (the "HGI Acquisition Agreement") with HGI. Pursuant to prior leases formerly with VC, Jansen and the Company, HGI operated, among other things, the casino and related facilities at the Holiday Inn-Registered Trademark- Casino Boardwalk and was the owner of certain gaming equipment and related assets used in connection therewith. Pursuant and subject to the terms and conditions of the HGI Acquisition Agreement, the Company acquired all of HGI's interests in and to the casino leases and its gaming equipment and devices (the "Gaming Assets") by the issuance to HGI of 759,036 unregistered shares of Common Stock.

     The Company did not obtain any independent market appraisal nor engage an investment banker to render any opinion with respect to the fairness to the Company from a financial point of view of the consideration paid by the Company in each of the foregoing transactions. However, the Company believes that the terms of each of the foregoing agreements are at least as favorable as could have been obtained from non-affiliated third parties.

     A personal loan to the Jansens, the proceeds of which were advanced to the Company in 1987, was collateralized by a second trust deed on certain real and personal property of the Company. Monthly payments of $3,330, including 14% interest, were made to the Jansens through September 30, 1993. On October 1, 1993, the Jansens converted their outstanding loans and advances to equity, including this loan with a balance of $195,483; the loan was paid in full in August 1994.

     In 1993, a parcel of land was quitclaimed to Norbert W. Jansen and, accordingly, Mr. Jansen's loans and advances were reduced by the fair market value of the land, which exceeded its historical cost by $115,000.

     From October 1, 1993 through February 11, 1994, HGI operated the casino business of the Company subject to a lease (the "Interim Lease"). The Interim Lease provided for monthly rentals of $32,500. During this period, the Company paid certain overhead and general and administrative expenses on behalf of HGI aggregating $56,780. This amount was recorded by the Company as a receivable from HGI. Upon the completion of the initial public offering, the Interim Lease terminated and the Company acquired possession of the casino and title to the gaming assets for a nominal amount.

     In October 1994, the Company agreed to assume the $95,000 liability of Mr. Jansen in connection with the settlement of certain litigation covering a claim for architectural fees allegedly incurred in designing a building to be built upon property owned by the Company. The settlement resulted in a significant discount of the fees sought and the acquisition of the intellectual property rights in the building and plans. The Company agreed to assume Mr. Jansen's liability since his efforts to build the building were undertaken on behalf of the Company, and not in his individual capacity.

     On January 10, 1996, the Company borrowed $500,000 from Mr. Norbert Jansen and issued to Mr. Jansen a 12% uncollateralized promissory note payable upon the earlier of the completion of a proposed private placement equity offering or September 30, 1996. The Company utilized the proceeds of this loan to repay, in part, a note payable to an unaffiliated third party. On September 25, 1996, the Company repaid the loan to Mr. Jansen in full.

     On March 29, 1996, the Company borrowed $500,000 from Mr. Norbert Jansen and issued to Mr. Jansen a 12% uncollateralized promissory note payable upon the earlier of the completion of a proposed private placement equity offering or September 30, 1996. In addition, on March 29, 1996, the Company borrowed $500,000 from Mr. James Scibelli and issued to Mr. Scibelli a 10% uncollateralized promissory note payable upon the earlier of the completion of a proposed private placement equity offering or November 1, 1996. The Company utilized the proceeds of these loans to satisfy certain indebtedness due April 1, 1996. On September 25, 1996, the Company repaid the loans to Messrs. Jansen and Scibelli in full.

     In April 1996, the Company borrowed $250,000 from Mr. Norbert Jansen and issued to Mr. Jansen a 10% uncollateralized promissory note payable on demand after 90 days. The Company utilized the proceeds of this loan as working capital. On September 25, 1996, the Company repaid the loan to Mr. Jansen in full.

     During the fiscal years ended September 30, 1995 and 1996, the Company leased office space for certain executive and administrative employees from Norbert W. Jansen for approximately $8,375 per month, totaling $43,874 and $101,375, respectively. The Company believes that the rent charged was fair and reasonable and on as beneficial terms as could have been obtained from an unaffiliated third party consistent with other rentals assessed in the market area for similar facilities.

     Effective October 1, 1996, in connection with the private transaction with Diversified Opportunities Group Ltd., the Company entered into a lease agreement (the "Lease Agreement") as the tenant with The Jansen Trust as the landlord.
The Lease Agreement covers certain land to the north of the hotel and casino (the "Property") which enables the Company to control the use of the Property and provides the Company with an option to purchase the Property for possible expansion of the hotel and casino.

     The Property consists of approximately 1.07 acres of land and has 150 feet of frontage on the Strip. It currently contains a two-story office building which is leased to several retail and office tenants, including the executive and administrative offices of the Company. The Lease Agreement commenced October 1, 1996 and has a term of 24 months, with an option to extend the lease term for an additional five years and a second, successive, option to extend it an additional 23 years. The base rent of $70,000 per month ($840,000 per year) is subject to adjustment after five years. In addition, the Lease Agreement grants the Company an option to purchase the Property under certain terms and conditions. The Company believes that the terms of the Lease Agreement are fair and reasonable and on as beneficial terms as could be obtained from an unaffiliated third party consistent with other rentals assessed in the market area for similar facilities.

     In September 1996, the Company entered into a long term lease with HGI with respect to the gift shop within the hotel-casino covering approximately 1,000 square feet for an initial term of ten years, with a 5-year option, at a base monthly lease payment of the greater of $5.00 per square foot or 10% of the tenant's gross sales. Prior to September 1996, the Company leased to HGI a different and smaller store on its property as a gift shop at a monthly rental of $1,000.

     On September 25, 1996, the Company entered into a private transaction (the "Transaction") by and among Diversified Opportunities Group Ltd., an Ohio limited liability company ("Diversified"), the Company, and Norbert W. Jansen, individually and as trustee under an agreement dated July 14, 1993 ("Jansen"). Pursuant to the terms of a Purchase Agreement dated as of September 24, 1996 (the "Purchase Agreement") among Diversified, the Company and Jansen, the first phase of the Transaction was consummated on September 25, 1996. In the first phase of the Transaction, the Company sold to Diversified 571,429 shares of Common Stock at a price of $7.00 per share for a total purchase price of $4,000,000 and issued to Diversified a convertible subordinated note (the "Diversified Note") in the principal amount of $5,000,000. In the first phase, Jansen also sold to Diversified 182,411 shares pursuant to the terms of an Option and Proxy Agreement (the "Option Agreement"). In addition, as of September 24, 1996, the Company and Diversified also executed a Registration Agreement (the "Registration Agreement").

     The following is a summary of certain terms of the Purchase Agreement, the Diversified Note, the Option Agreement and the Registration Agreement (collectively, "the Transaction Documents"). This summary of the Transaction Documents is qualified in its entirety by reference to the Transaction Documents, copies of which have been previously filed with the Securities and Exchange Commission.

     The principal business of Diversified is developing and acquiring investments in the gaming industry and managing, supervising, selling or otherwise disposing of such investments and engaging in activities incidental or ancillary thereto. There are two members of Diversified, (i) Gary L. Bryenton and Jeffrey P. Jacobs, as trustees under the Opportunities Trust Agreement dated February 1, 1996 (the "Trust") and (ii) Jacobs Entertainment Ltd., an Ohio limited liability company ("Entertainment"). Entertainment is the Manager of Diversified. Jeffrey P. Jacobs ("Jacobs") and Jacobs Entertainment Inc. (a corporation in which Jacobs owns 100% of the outstanding capital stock) are the members of Entertainment and Jacobs is the manager of Entertainment. Both the Trust and Entertainment were formed primarily to hold their interest in Diversified.

     The first phase of the Transaction closed on September 25, 1996. At such time, Boardwalk sold to Diversified 571,429 shares. Pursuant to the Option Agreement, Jansen sold to Diversified 182,411 shares. In addition, Boardwalk issued the Diversified Note to Diversified. Diversified has the right, at its option, to convert the Diversified Note into shares at any time following its receipt of all necessary licensing approvals from the Nevada State Gaming Control Board (the "Gaming Board"), the Nevada Gaming Commission (the "Commission") and local licensing authorities. The Diversified Note is convertible into a number of shares determined by dividing the then unpaid principal balance of the Diversified Note by $7.50. The Diversified Note provides for a variable interest rate of LIBOR plus 2% and interest thereon is payable on a quarterly basis. The principal of the Diversified Note is due and payable in September 1998.

     On November 25, 1996, Diversified was advised by the Gaming Board that the second phase of the Transaction will not result in a change in control of the Company pursuant to the regulations of the Gaming Board and the Commission. On December 2, 1996, phase two of the Transaction was consummated. In phase two, Diversified purchased an additional 317,589 shares from Jansen pursuant to the Option Agreement, and the Company's Board of Directors (the "Board") was expanded to six directors, with Jacobs being appointed as the sixth director.

     The final phase of the Transaction provides Diversified the option to acquire an additional 1,000,000 shares from Jansen pursuant to the Option Agreement. The exercise of this option is subject to Diversified obtaining all necessary licensing approvals from the Gaming Board, the Commission and the Nevada local licensing authorities. At such time as Diversified acquires a total of 1,000,000 shares from Jansen pursuant to the Option Agreement, the Company's Board will be expanded to seven directors with the additional director being designated by Diversified.

     The Option Agreement further provides for first refusal and first offer rights for Diversified on shares to be sold by Jansen, his estate and family. The Option Agreement requires that Jansen vote all of his shares and any other securities of the Company over which he has control and that he take all necessary or desirable actions within his control so that: (i) the Board is established at six directors; (ii) Jacobs is elected to the Board as one of the six directors; and (iii) once Diversified acquires 1,000,000 or more shares from Jansen pursuant to the Option Agreement, the Board is expanded to seven directors with the additional director to be designated by Diversified. Diversified is also granted an irrevocable proxy to vote Jansen's shares if Jansen fails to comply with the terms of the Option Agreement relating to the Board, or any restrictive covenants imposed on the Company pursuant to the Diversified Note.

     The Registration Agreement gives Diversified certain rights with respect to registering for sale under the Securities Act and applicable state laws the shares that it may acquire pursuant to the Transaction. The Registration Agreement gives Diversified the right, through September 24, 2001, to demand that the Company effect up to three registrations (two of which are to be paid by the Company and one of which will be paid by Diversified) of such shares subject to the conditions set forth in the Registration Agreement. In addition, Diversified has the right to have such shares included in certain registrations under the Securities Act that the Company may effect other than pursuant to such demand, subject to the conditions set forth in the Registration Agreement.

     All future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties. Any loans to officers, affiliates and/or shareholders of the Company are subject to the approval by a majority of the disinterested directors of the Company.


               ADDITIONAL MATTER TO BE VOTED UPON BY SHAREHOLDERS

               THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS PROPOSAL

     The Board of Directors of the Company intends to appoint Coopers & Lybrand L.L.P. as independent public accountants to audit the financial statements of the Company for the year ending September 30, 1997. Coopers & Lybrand L.L.P. has served as accountants for the Company since 1994. To be ratified, the appointment must be approved by a majority of the votes cast by all holders of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting.

     Although the submission of the appointment of Coopers & Lybrand L.L.P. is not required by law or the By-Laws of the Company, in keeping with the Company's policy that its shareholders should be entitled to a voice in this regard and as a matter of good corporate practice, the Board of Directors is seeking ratification of this appointment. If the shareholders do not ratify the appointment, the Board of Directors will not be bound to seek other independent accountants for 1997, but the selection of other independent accountants will be considered in future years.

     A representative of Coopers & Lybrand L.L.P. will attend the Meeting and will have the opportunity to make a statement if he so desires. This representative will be available to respond to appropriate shareholder questions at that time.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.


                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next Annual Meeting of Shareholders must do so in writing and it must be received at the Company's principal executive offices by September 29, 1997. The proponent must be a record or beneficial owner entitled to vote at the next Annual Meeting on his proposal and must continue to own such security entitling him to vote through the date on which the meeting is held.

                                  ANNUAL REPORT

     The Annual Report to Shareholders concerning the operations of the Company during the fiscal year ended September 30, 1996, including audited financial statements for the year then ended, has been distributed to all record holders as of the record date. The Annual Report is not incorporated in the Proxy Statement and is not to be considered a part of the soliciting material.


                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented at the Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the Meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.


                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

     UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON AUGUST 18, 1997. ANY REQUEST BY A SHAREHOLDER FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB SHOULD BE MAILED TO THE COMPANY'S SECRETARY, BOARDWALK CASINO, INC., 3750 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA 89109.

     The above notice and Proxy Statement are sent by order of the Board of Directors.


                         Louis J. Sposato
                         Secretary


August 25, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                             BOARDWALK CASINO, INC.
                          TO BE HELD SEPTEMBER 24, 1997



     The undersigned hereby appoints Avis P. Jansen as the lawful agent and Proxy of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes her to represent and to vote, as designated below, all the shares of Common Stock of Boardwalk Casino, Inc. held of record by the undersigned as of the close of business on August 18, 1997, at the Annual Meeting of Shareholders to be held on Wednesday, September 24, 1997, or any adjournment or postponement thereof.


1.   ELECTION OF DIRECTORS

     ___    FOR all nominees listed below     ___    WITHHOLD AUTHORITY
            (except as marked to the                 to vote for all nominees
            contrary below)                          listed below


            A. Jansen, L. Sposato, J. Scibelli, K. Picardo, J. Jacobs




(INSTRUCTION: To withhold authority to vote for any nominees, write the nominees' names on the space provided below.)



_______________________________________________________________________________



2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the year ending September 30, 1997 (the "Appointment of Independent Accountants Proposal").

                    _____ FOR   _____ AGAINST   _____ ABSTAIN


3. In her discretion, the Proxy is authorized to vote upon any matters which may properly come before the Meeting, or any adjournment or postponement thereof.

    It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM (1) AND IN FAVOR OF ITEM (2).

    The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy or her substitutes may do by virtue hereof.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Dated:_______________, 1997       ___________________________________________
                                  Signature


                                  ___________________________________________
                                  Signature if held jointly




PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.




/ /  PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE MEETING.